UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2015

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on April 30, 2015, in Phoenix, Arizona. Stockholders of record at the close of business on March 12, 2015 were entitled to vote at the meeting on the basis of one vote for each share held. On March 12, 2015, there were 45,834,617 shares of common stock outstanding.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1.	To elect three members of the Board of Directors to hold office to either a one-year term (if Proposal 4 is approved) or a three-year term (if Proposal 4 is not approved). Each nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstain	Broker Non-Votes
Jeffrey S. Goble	35,391,324	5,565,124	69,734	2,264,851
James J. Martell	35,769,259	5,187,189	69,734	2,264,851
Stephen A McConnell	40,649,775	306,674	69,733	2,264,851

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015. The proposal was approved by a vote of stockholders as follows:

For	43,024,937
Against	166,030
Abstain	100,066
Broker Non-Votes	—

3.	To vote on an advisory (non-binding) resolution to indicate support for the Company’s compensation philosophy, policies, and practices and their implementation. The proposal was approved by a vote of stockholders as follows:

For	27,275,965
Against	13,640,936
Abstain	109,281
Broker Non-Votes	2,264,851

4.	To approve an amendment to the Company’s certificate of incorporation to effect the declassification of our Board. The proposal was approved by a vote of stockholders as follows:

For	40,809,346
Against	110,275
Abstain	106,561
Broker Non-Votes	2,264,851

5.	To approve an extension, amendment and restatement of the Company’s Equity Incentive Plan. The proposal was approved by a vote of stockholders as follows:

For	39,878,350
Against	1,043,781
Abstain	104,051
Broker Non-Votes	2,264,851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: May 6, 2015	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President and General Counsel